UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 28, 2007

HOMEBANC CORP.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia		30319
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including area code:	(404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of HomeBanc Corp. (the “Company”) approved the 2007 cash incentive bonus opportunities (the “2007 Bonus Program”) for the Company’s executive officers, including Kevin D. Race, our Chief Executive Officer, President and Chief Financial Officer; John Kubiak, our Executive Vice President and Chief Investment Officer; and Dr. D. “Ike” Reighard, our Executive Vice President and Chief People Officer. The bonus opportunities were approved as performance-based cash awards granted under the Company’s Amended and Restated 2004 Long-Term Incentive Plan (the “Incentive Plan”), and are intended to qualify for the exemption for performance-based compensation under Section 162(m) of the Internal Revenue Code.

Under the 2007 Bonus Program, the Company’s executive officers will have the opportunity to earn cash bonuses based on the Company’s level of achievement in 2007 of pre-established performance goals relating to loan origination revenue, expense management and pre-tax earnings; and certain individual performance metrics (except for Mr. Race, whose bonus is based entirely on Company performance). Target bonus opportunities are expressed as a percentage of base salary (60% for Mr. Race and 50% for Mr. Kubiak and Dr. Reighard). Actual bonus amounts can range from 0% for performance below a threshold level to 125% for exceptional performance. Executive officers may earn and receive a mid-year payout of up to 50% of their annual target bonus amount based on the Company’s achievement of performance goals relating to loan origination revenue and expense management for the six-month period ending June 30, 2007.

In addition, on March 28, 2007, the Committee approved awards of performance-based stock units (“PSUs”) granted under the Incentive Plan to the Company’s executive officers. The PSUs, which are designated in terms of a target number of shares (163,000 for Mr. Race and 33,000 for Mr. Kubiak and Dr. Reighard), will be earned based on the Company’s level of achievement of performance goals relating to revenue and operating profit for the fiscal year ending December 31, 2007. The PSUs will be forfeited if performance falls below a designated threshold level and may be earned for up to 150% of the target number of shares for exceptional performance. PSUs that are earned will vest and convert to shares of the Company’s common stock on December 31, 2009 (or earlier upon a change in control of the Company), provided the executive is still employed by the Company, subject to earlier vesting in the event of the executive’s death or disability.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 3, 2007

HOMEBANC CORP.

		By:	/s/ Charles W. McGuire
		Name:	Charles W. McGuire
		Title:	Executive Vice President, General Counsel & Secretary